МЕЖДУНАРОДНЫЙ ИНТЕГРАЦИОННЫЙ
НЕФТЕГАЗОСТРОИТЕЛЬНЫЙ СИНДИКАТ
"МИННЕФТЕГАЗСТРОЙ"

Россия, 123007, Москва, ул. 1-я Магистральная, 25а,строение 1

Addition one (1)to the general agreement on strategic partnership and joint activity dated 7 December 2004:

Structure of charges and financial and economic calculation

The Program of joint activity of **International Integration Oil and Gas Construction Syndicate ("MINNEFTEGAZSTROI")** and American company **"The Sahara Group Inc."** on development, arrangement and operation of oil and gas fields and other objects on the territory of the Russian Federation.

GENERAL PROVISIONS

1. <u>The organizational form</u>

The general agreement about joint activity between International Syndicate "MINNEFTEGAZSTROI" and the American company «The Sahara Group Inc.» with the possibility of the subsequent creation of the separate legal person with the international participation. Subject to Joint International Operation Agreement (JIOA) to be negotiated and executed at a later date.

Within the framework of joint activity performance of several subroutines is supposed:

A. Realization of additional geological studying, development and the subsequent operation of Temryukskiy Yuzh oil and gas fields in territory of Krasnodar Krei;

B. Realization of additional geological studying, development and the subsequent operation of an oil and gas field on a site of "Protoka" in territory of Krasnodar Krei;

C. Realization of geological examination and performance evaluation of the further rehabilitation operations of oil and gas fields: "Anastasiyersko-Troitskoye", "Kurchanskote", "Ukrainskoye", "Abinskoye", "Praskoveyskoye";

D. Realization of studying of an opportunity of purchase for the subsequent development and operation of oil and gas fields in territory Krasnodar Krei, Stavropol Krei, coasts and a sea shelf of Caspian sea in territory of Republic Kalmykia.

E. Construction of oil and gas pipeline systems, terminals and port constructions in territory of the Russian Federation;

Stipulated by the Program of joint activity the complex of subroutines, projects and actions is supposed to be carried out stage by stage. The order and a sequence of stages of works will be determined by participants of the project and authorized by their joint resolution.

During performance of the Program of joint activity the following stages are allocated:

1. <u>Organizational - preparatory:</u>

2. Scientific - prospecting, expert-analytical and design;
3. Development of deposits and their arrangement;
4. Operation of deposits and realization of hydrocarbonic raw material.

2. Functions of the sides

The Sahara Group and Minneftegazstroi are the agreement principles who review and approve the proposed work programs and budgets proposed by the Joint Operating Committee which consists of Firecreek Petroleum, Inc. (operator for The Sahara Group) and representatives of Minneftegazstroi. A division of work will be in two areas. First area is Advanced Technology, Logistical matters, Accounting and Financial Management to be performed by Firecreek Petroleum, Inc. Second area is field operations which, is to be performed by Minneftegazstroi. Both areas are to be performed in accordance with the JIOA and the approved Work Programs and associated budgets.

3. Management of the Program

For management of the Program participants of joint activity create Board of directors of the Program in which structure in equal number authorized persons from each of participants should be submitted.

All complex of works in territory of the Russian Federation organizes and carries out the **"MINNEFTEGAZSTROI"** authorized by participants of the Program of joint activity as the responsible side.

Under each separate subroutine of joint activity the director of the project who will carry all completeness of the responsibility for performance stipulated by the Work Program with necessary efficiency and quality is appointed.

4. The personnel

The list of the Minneftegazstroi staff for the Executive management of the Program in the first year of work:

№	Structure and the name of a post	Quant. of Workers	The salary per one month $	The sum of month $	The sum of year $
1.	The executive management				
1.1.	The executive director	1	5000.0	5000.0	60000.0
1.2.	The assistant to the general director on spatial planning and development	1	4000.0	4000.0	48000.0
1.3.	The assistant to the general	1	4000.0	4000.0	48000.0

	director on research work				
1.4.	The assistant to the general director on financing activities	1	4000.0	4000.0	48000.0
1.5	The assistant to the general director on manufacture	1	4000.0	4000.0	48000.0
1.6.	The chief accountant	1	3000.0	3000.0	36000.0
1.7.	The reviewer of the Executive director	1	3000.0	3000.0	36000.0
1.8.	The assistant to the Executive director	1	3000.0	3000.0	36000.0
1.9.	The chief of security service	1	3000.0	3000.0	36000.0
1.10.	Leading experts	3	3000,0	9000.0	108000.0
1.11.	The bookkeeper - cashier	1	2500.0	2500.0	30000.0
1.12.	The inspector of protection	8	2000.0	16000.0	192000.0
1.13.	Drivers - mechanics	5	2000.0	10000.0	120000.0
1.14.	Experts of service of service	4	2000,0	8000.0	96000.0
	Total	31	44500.0	78500.0	942000.0

6. Office

For accommodation of General management of the Program of joint activity the International syndicate **"MINNEFTEGAZSTROI"** gives office - a separate building in Moscow the general area of 440 sq. meters

According to average tariffs on Moscow the price of rent of office makes 700 $ for 1 sq.meter per one year.

Thus the general registration total of expenses on using office makes: 700 X 440 = 308 000.00 US dollars per one year.

The Sahara Group agrees to pay these costs for the first year after which Minneftegazstroi assumes these costs.

7. Structure of capital costs and charges on management in the first year of realization of the Program *

Items of expenses	The name of charges	The sum $	The note
Clause 1	Wages of the personnel	942 000.00	The investment
Clause 2	Travelling and living expenses	24 000.00	The investment
Clause 3	Permanent assets, office equipment, computers, the equipment, furniture	80 000.00	The investment
Clause 4	The maintenance of office	308 000.00	The Investment
Clause 5	Means and services of communication	24 000.00	The investment

Clause 6	Vehicles and charges	130 000.00	The investment
Clause 7	Services of the foreign organizations	280 000.00	The investment
Clause 8	Programs and databases	6 000.00	The investment
Clause 9	Writing expenses and charges	6 000.00	The investment
Clause 10	Expenses for marketing and advertising	30 000.00	The investment
Clause 11	Machinery, personnel and risks insurance	40 000.00	The investment
Clause 12	Expenses for power resources and petroleum products	36 000.00	The investment
Clause 13	Custom charges and duties	12 000.00	The investment
Clause 14	Expense accounts	18 000.00	The investment
Clause 15	Other operational expenses	48 000.00	The investment
	Total the sum of expenses of the first year	**1 984 000.00**	

These expenses are to be paid by The Sahara Group as prospect generation and operations cost.

* (Without taking into account cost of deposits and an infrastructure)

7. Financing

Financing of the Program is carried out due to money resources of the Investor except for unkeep cost of office which takes up International Syndicate "MINNEFTEGAZSTROI"

The total of expenses on management of the Program in the first year of its realization makes **$1, 984,000.00 (one million nine hundred eighty four thousand) US dollars.**

8. Scientific service of the Program

With a view of decrease of a level of financial risks at realization of the Program of joint activity, realization of additional prospecting and expert-analytical works which the Institute of geology and development combustible mineral the Russian Academy of sciences (further Institute) has agreed to take up is planned.

In 2005 the Institute should execute a number of works.

1. To carry out expert-analytical studying and technical and economic analysis acceptable to third party engineering selected by Firecreek Petroleum, Inc. of prospectively of the further operation of deposits "Anastasiyersko-Troitskoye", "Kurchanskote", "Ukrainskoye", "Abinskoye", "Praskoveyskoye"; in Krasnodar Krei for consideration of acquisition and development.

The cost of works makes 70 000.00 US dollars.

2. The Temryukskiy Yuzh oilfield of Krasnodar Krei:

- To carry out re-interpretation of available results of geophysical researches and geochemical investigation on an oilfield with application of the newest methods of mathematical modeling;
- In case of need, to lead additional geophysical studying of the separate areas of an oilfield;
- To lead studying an oilfield for the purpose definitions of probability presence and localization of hydrocarbons by a method precision gravimetery or other accepted industry method.

The cost of works makes 165 000.00 US dollars.

On oilfield Protoka of Krasnodar Krei:

- To lead additional geological studying and re-interpretation of available results of seismological searches and geochemical investigation on to site of "Protoka" with a view of specification of localization of hydrocarbonic raw material deposits. That is the same, as on oilfield Temryukskiy Yuzh.

The cost of works makes 165 000.00 US dollars.

The total cost of works on these two oilfields makes 330 000.00 US dollars.

3. To lead expert-analytical studying of the reconnoitered hydrocarbonic raw material deposits in the Krasnodar Krei with a view of definitions perspective for the subsequent purchase.

   The cost of works makes 70 000.00 US dollars.

4. To lead expert-analytical studying of the reconnoitered hydrocarbonic raw material deposits in the Stavropol Krei with a view of definitions perspective for the subsequent purchase.

   The cost of works makes 70 000.00 US dollars.

5. To carry out expert analytical studying of deposits of hydrocarbonic raw material, located at coast and a sea shelf of Caspian sea in sector of Republic Kalmykia for an opportunity of their purchase.

   The cost of works makes 70 000.00 US dollars.

The cost of expert-analytical works on positions 2-5 makes **280 000.00** US dollars.

These expenses are included in structure of budget charges under clause 7 (Services of foreign organizations).

The sum of expenses on position 1 makes 330 000.00 US dollars.

Thus the total of expense to the Investor covering the initial data acquisition and pre engineering evaluation of the Program is:

1,984,000.00 + 330,000.00 = 2,314, 000.00 (two million three hundred fourteen thousand) US dollars.

Agreed to this 13 th. Day of December 2004 in Istanbul, Turkey.

FOR MINNEFTEGAZSTROI

General Director
International Syndicate
"MINNEFTEGAZSTROI" ______________________ Yahya I. Alibekov

FOR THE SAHARA GROUP

Chairman and Managing Director
"THE SAHARA GROUP" ______________________ Rusbek Esultanov

President
"DAC, Inc." and
Vice President: Governmental Affairs
"The Sahara Group" ______________________ David A. Christian

President
"FIRECREEK PETROLEUM, INC." ______________________ John R. Taylor
and
Vice President: Operations
"The Sahara Group"

FIRECREEK PETROLEUM
Operator for The Sahara Group, Inc
OFFICIAL DOCUME

GENERAL AGREEMENT
on strategic partnership and joint activity

A1. The Sahara Group, Inc., a Delaware USA Corporation ("The Sahara Group"), and its operating partner Firecreek Petroleum, Inc., a Delaware Corporation ("Operator"), on the one part,

A2. International Integration Oil & Gas Construction Syndicate ("Minneftegazstroi"), represented by its General Director, Alibekov Yakhya Imranovich, acting under its Statute (the "Syndicate"), on the other part,

jointly hereinafter referred to as "Parties," and participating in strategic partnership and joint activity (society of partnership) on the ground of provisions of Chapter 55, Chapters 1041-1054 of the Russian Federation Civil Code, being guided by mutual interests and expressing sameness of views and strivings in the area of strategic partnership and joint activity, on 07 of December 2004 concluded this General Agreement (hereinafter referred to as the "Agreement") in Moscow on the following:

WHEREAS,

The syndicate has an opportunity of reception of the right of use of natural resources which allows to provide access The Sahara Group to reception of the information and oil and gas fields, herein provided, for investigation, construction, development and extraction. Syndicate is ready to introduce modern technologies for investigation, rehabilitations and increases of volumes of an oil recovery and gas for the further deep development of these oil and gas fields.

The Sahara Group is ready, desires, and has technical capability and ability to organize funding for and to manage the oilfield rehabilitation and development program of the oil and gas fields, subject to the terms and conditions of this Agreement.

Article 1. PROGRAM

1.1. Within the framework of this Agreement, the Parties agree to work exclusively with one another to carry out a program of exploration and prospecting works and to implement projects of oil and gas field rehabilitation, development, construction, transport, and marketing and exporting of oil and gas reserves, associated with the following fields under the control of the Ministry of Natural Resources and located in the Indol-Kuban Basin (Krasnador Krei) (the "Fields"), information about Fields shall be transferred to The Sahara Group as provided herein:

Fields for rehabilitation and ongoing development:

Kurchanskoye	Producing, IOR
Anastasiyevsko-Troitskoye	Producing, IOR
Ukrainskoye	Producing
Abinsko-Ukrainskoye	Producing, IOR
Levkinskoye	Producing

Proven Undeveloped

Abinskoye	Temporarily SI

Undeveloped Fields (Exploration)

Protoka
Temryukskiy Yuzh
Levkinskoye Zap.

And also other, offered by "Syndicate", oil and gas fields, which will be draw up by addition to the given agreement.

1.2. The Sahara Group shall direct Operator, as operating partner for The Sahara Group and this consortium, to send to Moscow, or as directed by the Syndicate, a technical review team to review all geological, geophysical, drilling, completion, engineering, reserve reports, production, pipeline/trucking/railway transportation and

marketing data associated with the Fields. The Syndicate will take necessary steps to ensure access by the technical team to all such data, and the ability of the technical team to make copies of such data for delivery for offsite examination by Degolier MacNaughten as well as field personnel for on-site inspection.

1.3. The Sahara Group will recommend to the Syndicate, within 45 days after receiving such Field data, which Fields ("Selected Fields") should be selected for the program. The Sahara Group will also provide the Syndicate with a general 3-year work program and estimated cost for the first phase of development for the Selected Fields. Upon approval by the Syndicate of the recommendations of The Sahara Group and Operator, Operator will complete technical studies and Degolier MacNaughten reserve report required by the financial partners and advisors.

1.4. Upon approval of such reserve report, the Syndicate will cause title to the Selected Fields (and associated rights of access, exploration, development, production and transport) (title and such rights referred to as "Field Rights") to be transferred to The Sahara Group and obtain necessary governmental requirements for such transfer. This is necessary to satisfy requirements of the financial partners. The Sahara Group will hold Field Rights only for uses stated in this Agreement.

1.5. Operator will divide Selected Fields into projects (each a "Project") for purposes of organizing investment for work programs. The Sahara Group will assign Field Rights for a Project to owners of the working interest in the Project according to investment made by them. Parties making investment in a Project (which may include the Syndicate and owners of The Sahara Group) will become owners of the working interest in the Project.

1.6. Principles of distribution of shares and profit between the Parties under each Project will be coordinated and draw up by additional supplements with allowance for features and conditions of each Project.

1.7. When the Operating Agreement has been established for each Project, and investors have made initial required investments, The Sahara Group will provide a copy of the Operating Agreement to the Syndicate. Within 60 days thereafter, Operator will commence the work program for the Project covered by the Operating Agreement.

1.8. The Parties shall act in good faith and honest partnership in all matters under this Agreement.

Article 2. ORGANIZATION

2.1. The following persons represent the interests of the Parties under this Agreement:

For The Sahara Group:	Chairman Rusbek Bisultanov
For the Syndicate:	Director General Ya.I. Alibekov;

2.2. Operator, as operator under the Operating Agreements and pursuant to this Agreement, shall keep separate accounting and records for each Project. Operator will provide monthly accounting, operating, production and administrative reports to all Parties. Operator will make available all such records to the Parties for review.

2.3. Operator shall be responsible for the implementation of the programs and Projects conducted pursuant to this Agreement. Operator is entitled to open accounts in banks to effect necessary settlements with the Parties and as necessary to accomplish Operating Agreements.

2.4. The Parties agree to coordinate their activity, formulate and specify goals, objectives and subjects for activities, make suggestions on improvements to programs and Project, provide mutual support to each other, and advertise the results of the activities conducted pursuant to this Agreement.

2.5. Operator will coordinate the forms of cooperation and the ways to reach goals in the programs and Projects conducted pursuant to this Agreement.

Article 3. VALIDITY OF THE AGREEMENT

3.1. This Agreement shall be in force and effect from the date of its signing until the Parties fully meet their obligations, unless the Parties agree on other reason to terminate the contractual relations.

3.2. The validity of the Agreement can be prolonged or terminated by mutual consent of the Parties.

048

Article 4. RESPONSIBILITIES OF THE PARTIES

4.1. In the event of failure of a Party to perform its obligations under this Agreement, which results in harm to another Party, the Party that committed such breach must compensate the Parties harmed by such actions for losses the harmed Parties have suffered.

4.2. All disputes, differences or claims which may arise out of or in connection with the present Agreement will be settled by the Parties in accordance with provisions of Section 7.

Article 5. CONFIDENTIALITY, PROTECTION OF THE PARTNERS' RIGHTS AND OBLIGATIONS OF THE PARTIES

5.1. Information and materials obtained as a result of this Agreement cannot be published without mutual consent of the Parties. The Parties are bound to guarantee confidentiality and, in the cases stipulated by the law, commercial secrecy in discussion and implementation of the programs and Projects conducted pursuant to this Agreement.

5.2. The Parties agree that this Agreement is confidential and mandatory for fulfillment of its provisions by the Parties, and hence is accepted by the Parties, all their agents, legal and authorized representatives and successors for the purpose of reserving and protecting all corporate and individual interests of the Parties.

5.3. No Party has a right to transfer its rights or obligations under the present Agreement to third persons without the Parties' preliminary written consent.

Article 6. FORCE MAJEURE

6.1. No Party shall be responsible for any inability to fulfill its obligations under this Agreement if such inability is caused by circumstances of Force Majeure, namely: flood, fire, earthquake, other natural phenomena, as well as war, combat actions, blockade, acts and actions of state or interstate bodies or any other circumstances beyond the control of the Parties arising after conclusion of the present Agreement. The time stipulated for the fulfillment of the obligations under this Agreement is extended for a period equal to that during which such circumstances and/or their consequences remain in force.

6.2. The Party for whom it becomes impossible to meet its obligations shall within three days advise the other Parties directly regarding the beginning and expected duration and cessation of the above circumstances.

6.3. If these circumstances last longer than 180 days, then each Party is entitled to cancel the present Agreement.

Article 7. ARBITRATION

7.1. The Parties will seek to settle all disputes, differences and other claims in a friendly manner through reaching mutual agreement between the Parties. All agreed kinds of responsibility should be documented in writing and duly attested by the Parties.

7.2. If the Parties do not come to an agreement, the differences are to be submitted for settlement to the court and arbitration bodies in accordance with the prescribed legal procedure. The awards issued by the bodies are final and binding for execution by the guilty Party.

7.3. Costs connected with the examination of the disputes in the court and arbitration bodies shall be borne by the guilty Party.

Article 8. NOTICES AND REPORTS

8.1. All appendices to the Agreement are an integral part of this Agreement.

8.2. All amendments and additions to the present Agreement are valid only when made in writing and signed by persons authorized by both Parties to do so.

8.3. Provisions and separate terms of the present Agreement will be in force after they have been agreed upon by all Parties and documented as appendices and additions to the Agreement.

8.4. All notices and reports sent in accordance with the present Agreement or in connection with it shall be presented in writing and/or conveyed via communications links with subsequent mandatory exchange of originals.

8.5. All reports conveyed by the Parties to each other by fax are valid until the originals are exchanged.

Article 9. LEGAL ESSENTIAL ELEMENTS OF THE PARTIES

A1. The Sahara Group, Inc., a Delaware, USA Corporation
Bank: Anglo-Irish Bank, Vienna, Austria
Legal Address:
6777 Camp Bowie, Suite 332
Fort Worth, Texas, USA 76116

A2. International Integration Oil & Gas Construction Syndicate
TIN 7714271263, TRRC 7711401001
Oktyabrskiy branch of JSCB
"Moskovskiy Industrialniy Bank", BIC 044525600
Legal address:
123007, Moscow, 25A Magistralnaya Str., Build. 1.

This Agreement is signed on 7 day Of December 2004 and is made in one copy for each Party which shall be kept with responsible officials of each Party.

Signatures of the Parties:

The Sahara Group, Inc.:

By: ______________________
Rusbek Bisultanov, President and Chairman of the Board

THE SAHARA GROUP, INC. CORPORATE SEAL DELAWARE 2004

By: ______________________
John R. Taylor, Vice President - Operations

FIRE EK PETROLEUM
Operator for The Sahara Group, Inc.
OFFICIAL DOCUMENT

By: ______________________ 04
David A. Christian, Vice President - Governmental Affairs

International Integration Oil & Gas Construction Syndicate:

By: ______________________
Gennadiy I. Shmal, President

By: ______________________
Yahya I. Alibekov, General Director

"МИННЕФТЕГАЗСТРОЙ" МОСКВА

C:\Documents and Settings\user\Desktop\НЕФТЬ\Соглашения между САХАРА групп и МНГС.doc

К соглашению о стратегическом партнерстве и совместной деятельности:

структура расходов и финансово-экономический расчет

Программа совместной деятельности Международного Нефтегазостроительного Синдиката «Миннефтегазстрой» и американской компании «Сахара Групп» по освоению, обустройству и эксплуатации нефтегазовых месторождений и других объектов на территории Российской Федерации

ОБЩИЕ ПОЛОЖЕНИЯ

1. <u>Организационная форма</u>

Генеральное соглашение о совместной деятельности между Международным Нефтегазостроительным Синдикатом «Миннефтегазстрой и американской компанией «Сахара Групп» с возможным последующим созданием отдельного юридического лица с международным участием.

В рамках совместной деятельности предполагается выполнение нескольких подпрограмм:

A. Проведение дополнительного геологического изучения, освоение и последующая эксплуатация Южно-Темрюкского нефтегазового месторождения на территории Краснодарского края;

B. Проведение дополнительного геологического изучения, освоение и последующая эксплуатация нефтегазового месторождения на участке «Протока» на территории Краснодарского края;

C. Проведение геологической экспертизы и оценки эффективности дальнейшей эксплуатации нефтегазовых месторождений «Украинское», «Абинское», «Прасковейское»;

D. Проведение изучения возможности приобретения для последующего освоения и эксплуатации нефтегазовых месторождений на территории Краснодарского края, Ставропольского края, побережья и морского шельфа Каспийского моря на территории Республики Калмыкия.

E. Строительство нефтегазопроводных систем, терминалов и портовых сооружений на территории Российской Федерации;

Предусмотренный Программой совместной деятельности комплекс подпрограмм, проектов и мероприятий предполагается выполнять поэтапно. Порядок и последовательность этапов работ будет определен участниками проекта и утвержден их совместным решением.

В процессе выполнения Программы совместной деятельности выделяются следующие этапы:

<u>1. Организационно-подготовительный;</u>

<u>2. Научно-изыскательский, экспертно-аналитический и проектный;</u>

3. Освоение месторождений и их обустройство;

4. Эксплуатация месторождений и реализация углеводородного сырья.

2. Функции сторон

- Компания «Сахара Групп» – инвестор;
- «Синдикат «Миннефтегазстрой» - организатор и ответственный исполнитель программы совместной деятельности;

3. Управление Программой

Для управления Программой участники совместной деятельности создают Совет директоров Программы, в составе которого в равной численности должны быть представлены уполномоченные лица от каждого из участников.

Весь комплекс работ на территории Российской Федерации организует и выполняет Международный синдикат «Миннефтегазстрой», утвержденный участниками Программы совместной деятельности в качестве Ответственной стороны.

По каждой отдельной подпрограмме совместной деятельности назначается директор (руководитель) проекта, который будет нести всю полноту ответственности за выполнение предусмотренных Программой работ с необходимой эффективностью и качеством.

4. Структура


СОВЕТ ДИРЕКТОРОВ ПРОГРАММЫ СОВМЕСТНОЙ ДЕЯТЕЛЬНОСТИ
ИСПОЛНИТЕЛЬНАЯ ДИРЕКЦИЯ
Руководитель проекта
Специалисты
Эксперты
Рабочие
Руководитель проекта
Специалисты
Эксперты
Рабочие
Руководитель проекта
Специалисты
Эксперты
Рабочие
Руководитель проекта
Специалисты
Эксперты
Рабочие
Руководитель проекта
Специалисты
Эксперты
Рабочие

5. Персонал

Штатное расписание Исполнительной дирекции Программы в первый год работы:

№ пп	Структура и наименование должности	Колич. работников	Зарплата в месяц ($)	Сумма в месяц	Сумма в год
1.	**Исполнительная дирекция**				
1.1.	Исполнительный директор	1	5000.0	5000.0	60000.0
1.2.	Заместитель генерального директора по стратегическому планированию и развитию	1	4000.0	4000.0	48000.0
1.3.	Заместитель генерального директора по научно-исследовательской работе	1	4000.0	4000.0	48000.0
1.4.	Заместитель генерального директора по финансовой деятельности	1	4000.0	4000.0	48000.0
1.5.	Заместитель генерального директора по производству	1	4000.0	4000.0	48000.0
1.6.	Главный бухгалтер	1	3000.0	3000.0	36000.0
1.7	Референт Исполнительного директора	1	3000.0	3000.0	36000.0
1.8.	Помощник Исполнительного директора	1	3000.0	3000.0	36000.0
1.9.	Начальник службы безопасности	1	3000.0	3000.0	36000.0
1.10	Ведущие специалисты	3	3000.0	9000.0	108000.0
1.11	Бухгалтер-кассир	1	2500.0	2500.0	30000.0
1.12.	Инспектор охраны	8	2000.0	16000.0	192000.0
1.13.	Водители-механики	5	2000.0	10000.0	120000.0
1.14.	Специалисты службы сервиса	4	2000.0	8000.0	96000.0
	Итого	**31**	**44500.0**	**78500.0**	**942000.0**

6. Офис

Для размещения Генеральной дирекции Программы совместной деятельности Международный синдикат «Миннефтегазстрой» предоставляет офис - отдельное здание в Москве общей площадью 440 м^2.

В соответствии со средними тарифами по г. Москве цена аренды офиса составляет 700 $ за 1 м^2 в год.

Таким образом общая учетная сумма расходов на пользование офисом составляет: 700 X 440 = **308 000.00** долларов США в год.

7. Структура капитальных затрат и расходов на управление в первый год реализации Программы*

Статьи расходов	Наименование расходов	Сумма ($)	Примечание
Статья 1	Заработная плата персонала	942 000.00	Инвестиция
Статья 2	Командировочные расходы	24 000.00	Инвестиция
Статья 3	Основные средства, оргтехника, компьютеры, оборудование, мебель	80 000.00	Инвестиция
Статья 4	Содержание офиса	308 000.00	**МС МНГС**
Статья 5	Средства и услуги связи	24 000.00	Инвестиция
Статья 6	Транспортные средства и расходы	130 000.00	Инвестиция
Статья 7	Услуги сторонних организаций	280 000.00	Инвестиция
Статья 8	Программы и базы данных	6 000.00	Инвестиция
Статья 9	Канцелярские затраты и расходы	6 000.00	Инвестиция
Статья 10	Затраты на маркетинг и рекламу	30 000.00	Инвестиция
Статья 11	Страхование оборудования, персонала и рисков	40 000.00	Инвестиция
Статья 12	Затраты на энергоресурсы и ГСМ	36 000.00	Инвестиция
Статья 13	Таможенные сборы и пошлины	12 000.00	Инвестиция
Статья 14	Представительские расходы	18 000.00	Инвестиция
Статья 15	Прочие операционные затраты	48 000.00	Инвестиция
	Итого сумма затрат в первый год	**1 984 000.00**	

*(Без учета стоимости месторождений и инфраструктуры)

8. Финансирование

Финансирование Программы осуществляется за счет денежных средств Инвестора за исключением стоимости содержания офиса, которое принимает на себя Международный Нефтегазостроительный синдикат «Миннефтегазстрой».

Сумма затрат на управление Программой в первый год ее реализации составляет 1 676 000.00 (Один миллион шестьсот семьдесят шесть тысяч) долларов США.

9. Научное обслуживание Программы

В целях снижения уровня финансовых рисков при реализации Программы совместной деятельности запланировано проведение дополнительных изыскательских, геолого-разведочных и экспертно-аналитических работ, которые согласился принять на себя Институт геологии и разработки горючих ископаемых Российской Академии Наук (далее Институт). В 2005 году Институт должен выполнить ряд работ.

1. По месторождению «Южно-Темрюкское» Краснодарского края:

- Осуществить переинтерпретацию имеющихся результатов геофизических исследований и геохимической разведки по месторождению с применением новейших методов математического моделирования;
- В случае необходимости, провести дополнительное геофизическое изучение отдельных площадей месторождения;
- Провести изучение месторождения с целью определения вероятности наличия и локализации углеводородов методом высокоточной гравиметрии.

Стоимость работ составляет 165 000.00 долларов США.

По месторождению «Протока» Краснодарского Края:

- Провести дополнительное геологическое изучение и переинтерпретацию имеющихся результатов сейсмоисследований и геохимической разведки в целях уточнения локализации залежей углеводородного сырья, то есть то же самое, что и по Южно-Темрюкскому месторождению.

Стоимость работ составляет 165 000.00 долларов США.

Общая стоимость работ по этим двум месторождениям составляет 330 000.00 долларов США.

2. Провести экспертно-аналитическое изучение и технико-экономический анализ перспективности дальнейшей эксплуатации месторождений «Украинское», «Абинское» и «Прасковейское» Краснодарского края для обоснования принятия решения их приобретения.

Стоимость работ составляет 70 000.00 долларов США.

3. Провести экспертно-аналитическое изучение разведанных месторождений углеводородного сырья в Краснодарском крае в целях определения перспективных для последующего приобретения.

Стоимость работ составляет 70 000.00 долларов США.

4. Провести экспертно-аналитическое изучение разведанных месторождений углеводородного сырья в Ставропольском крае в целях определения перспективных для последующего приобретения.

Стоимость работ составляет 70 000.00 долларов США.

5. Провести экспертно-аналитическое изучение месторождений углеводородного сырья, расположенных на побережье и морском шельфе Каспийского моря в секторе Республики Калмыкия на предмет возможности их приобретения.

Стоимость работ составляет 70 000.00 долларов США.

Стоимость экспертно-аналитических работ по позициям 2-5 составляет

280 000.00 долларов США и указана выше в статье №7 (Услуги сторонних организаций).

Сумма затрат по позиции №1 составляет **330 000.00** долларов США.

Таким образом, общая сумма расходов инвестора составляет:

1 676 000.00 + 330 000.00 = 2 006 000.00 (два миллиона шесть тысяч) долларов США.

Генеральный директор
«МИННЕФТЕГАЗСТРОЙ» ____________________ Алибеков Яхъя Имранович

ОБЩЕЕ СОГЛАШЕНИЕ
о стратегическом партнерстве и совместной деятельности

А1. «Сахара Групп», Делавэр Корпорация США ("Сахара Групп"), и ее операционный партнер Firecreek Petroleum, Inc., Делавэр Корпорация ("Оператор"), с одной стороны,

А2. Международный Интеграционный Нефтегазостроительный Синдикат «МИННЕФТЕГАЗСТРОЙ» ("Синдикат"), в лице Генерального директора, Алибекова Яхъи Имрановича, действующего на основании Устава, с другой стороны,

Совместно в дальнейшем упомянутые как "Стороны", и участвующие в стратегическом партнерстве и совместной деятельности на основании Главы 55, Главы 1041-1054 Гражданского Кодекса Российской Федерации, руководствуемые взаимными интересами в области стратегического партнерства и совместной деятельности, 07 декабря 2004г. заключили это Соглашение (в дальнейшем упомянутое как "Соглашение") в г. Москва о следующем:

ПРИНИМАЯ ВО ВНИМАНИЕ, ЧТО

Синдикат имеет возможность получения права на использование природных ресурсов, которая позволяет обеспечить доступ «Сахара Групп» к получению информации и месторождений нефти и газа, перечисленные ниже, для разведки, строительства, развития и добычи. «Синдикат» готов внедрять современные технологии для разведки, реабилитации и увеличения объемов добычи нефти и газа для дальнейшей глубокой разработки этих месторождений.

«Сахара Групп» готова, желает и имеет технические и финансовые возможности, а также принимает участие в организации и руководстве по внедрению программ разработки нефтяных и газовых месторождений, в установленные этим Соглашением сроки.

Статья 1. ПРЕДМЕТ СОГЛАШЕНИЯ

1.1. В рамках данного Соглашения Стороны согласились работать исключительно друг с другом для выполнения программ и проектов по исследованию, освоению, маркетингу, разведке, строительству, развитию, транспортировки и экспорта запасов нефти и газа, добываемых в следующих месторождениях, которые находятся под контролем Министерства Природных ресурсов и расположенных в пределах Западно-Кубанского краевого прогиба (Краснодарский край) далее "Месторождения", информация о которых должна быть передана «Сахара Групп» в установленном порядке:

Месторождения для реабилитации и дальнейшего развития:

Курчанское	Разработка, IOR
Анастасиевско-Троицкое	Разработка, IOR
Украинское	Разработка
Абинско-Украинское	Разработка , IOR
Левкинское	Разработка

Неразработанное

Абинское	Временно SI

Неразработанные месторождения (Исследование)

Протока
Южно - Темрюкское
Левкинское

А также другие, представленные «МИННЕФТЕГАЗСТРОЙ» месторождения нефти и газа, которые будут оформляться дополнением к данному Соглашению.

1.2. «Сахара Групп» направит в г. Москва "Оператора", как операционного партнера "Сахара Групп" и "Синдиката", техническую команду для рассмотрения полного пакета документов по геологии, геофизике, бурению, разработке, производству, транспортировке (трубопроводом или железной дорогой) и данных маркетинга, связанного с месторождениями. Синдикат предпримет необходимые меры для обеспечения доступа технической команде ко всем данным, а также предоставить возможность сделать копии этих данных для отправки на независимую экспертизу "Degolier MacNaughten" по исследуемым месторождениям.

1.3. «Сахара Групп» будет рекомендовать «Синдикату» те месторождения, которые должны быть отобраны для программы в течение 45 дней после получения данных о месторождении («Отобранные месторождения»). «Сахара Групп» также обеспечит «Синдикат» 3-летней программой работы и сметой для первой стадии развития «Отобранных месторождений». После утверждения «Синдикатом» рекомендаций «Сахара Групп» и «Оператора», Оператор закончит технические изучения и «Degolier MacNaughten» предоставит исследовательский отчет, требуемый финансовыми партнерами и советниками.

1.4. До утверждения исследовательского отчета «Синдикат» сохраняет право на «Отобранные месторождения» (и связанные с этим права доступа, исследования, развития, добычи и транспортировки) (эти права будут упоминаться как «Права на месторождения») для последующей передачи «Сахара Групп» и получения необходимых правительственных требований для такой передачи. Это необходимо для удовлетворения требований финансовых партнеров. «Сахара Групп» будет держать «Права на месторождения» только для использований, заявленных в этом Соглашении.

1.5. «Оператор» будет делить «Отобранные месторождения» в проекты (каждый "Проект") с целью организации инвестиций для программных работ. «Сахара Групп» будет закреплять «Права на месторождения» в «Проекте» за теми, кто непосредственно сделал инвестиции в этот «Проект». Стороны, делающие инвестиции в «Проект», который будет включать «Синдикат» и владельцев «Сахара Групп», могут стать сособственниками в «Проекте».

1.6. Принципы распределения долей, акций и прибыли между Сторонами по каждому «Проекту» будут согласованы и оформлены дополнительными приложениями с учетом особенностей и условий каждого «Проекта».

1.7. Когда «Операционное Соглашение» будет принято для каждого «Проекта», и инвесторами будут сделаны начальные требуемые инвестиции, «Сахара Групп» предоставит копию «Операционного Соглашения» «Синдикату». В течение 60 дней после этого «Оператор» начнет работу над программой для «Проекта» в соответствии с «Операционным Соглашением».

1.8. Стороны должны действовать добросовестно и честно во всех вопросах согласно этого Соглашения.

Статья 2. **<u>УСЛОВИЯ СОГЛАШЕНИЯ</u>**

2.1. Следующие люди представляют интересы Сторон согласно этого Соглашения:

Для Сахара Групп:	Председатель Русбек Бисултанов
Для Синдиката:	Генеральный директор Яхъя Иманович Алибеков

2.2. «Оператор», как оператор согласно «Операционного Соглашения» и в соответствии с этим Соглашением, должен вести отдельный бухгалтерский учет и отчеты по каждому «Проекту». «Оператор» предоставляет ежемесячно бухгалтерский, текущий и административный отчеты. «Оператор» дожжен предоставлять все эти отчеты для обзора Сторонам.

2.3. «Оператор» должен быть ответственным за выполнение программ и «Проектов», проводимых в соответствии с этим Соглашением. «Оператор» имеет право открыть счета в банках, чтобы произвести необходимые урегулирования со Сторонами и по мере необходимости выполнять «Операционные Соглашения».

2.4. Стороны соглашаются координировать свою деятельность, формулировать, определять цели и предметы для дальнейших действий, делать предложения по усовершенствованию программам и «Проектов», обеспечивать взаимную поддержку друг другу, и рекламировать результаты действий, проводимых в соответствии с этим Соглашением.

2.5. «Оператор» будет координировать формы сотрудничества и способы для достижения целей в программах и «Проектах», проводимых в соответствии с этим Соглашением.

Статья 3. **<u>ДЕЙСТВИЕ СОГЛАШЕНИЯ</u>**

3.1. Настоящее Соглашение вступает в силу после подписания его Сторонами и действует до тех пор, пока Стороны не выполнят свои обязательства в полном объеме, если Стороны не договариваются о другой причине прекратить договорные отношения.

3.2. Действие Соглашения может быть продлено или прекращено по взаимному согласию Сторон.

Статья 4. **ОБЯЗАННОСТИ СТОРОН**

4.1. В случае отказа одной из Сторон выполнить свои обязательства согласно этого Соглашения, Сторона, которая совершила такое нарушение должна будет выплатить компенсацию Сторонам, которым причинен вред и которые понесли потери вследствие действий виновной стороны.

4.2. Все споры и разногласия, которые могут возникнуть в связи с существующим Соглашением, будут урегулированы Сторонами в соответствии с условиями, указанными в ст. 7

Статья 5. **КОНФИДЕНЦИАЛЬНОСТЬ, ЗАЩИТА ПРАВ ПАРТНЕРОВ И ОБЯЗАТЕЛЬСТВ СТОРОН**

5.1. Информация и материалы, полученные в результате этого Соглашения не могут быть изданы без взаимного согласия Сторон. Стороны взаимодействуют, чтобы гарантировать конфиденциальность и в случаях, предусмотренных согласно закону, коммерческая тайна в обсуждении и выполнении программ и Проектов, проводимых в соответствии с этим Соглашением.

5.2. Стороны соглашаются, что это Соглашение конфиденциальное и принудительно для выполнения его условий Сторонами, и следовательно принято Сторонами, всеми их агентами, законными и уполномоченными представителями и преемниками с целью сохранения и защиты всех общих и индивидуальных интересов Сторон.

5.3. Ни одна из Сторон не имеет право передать ее права или обязательства согласно существующему Соглашению третьим лицам без предварительного письменного согласия Сторон.

Статья 6. **ФОРС - МАЖОР**

6.1. Стороны не несут ответственности за неисполнение либо ненадлежащее исполнение обязательств по настоящему Соглашению, если это неисполнение (ненадлежащее исполнение) явилось прямым следствием наступления обстоятельств, которые Стороны не могли предвидеть и предотвратить разумными мерами, а именно: стихийных бедствий, войны, военных операций любого характера, блокады, а также решений государственных органов, делающих невозможным исполнение настоящего Соглашения. Время, предусмотренное для выполнения обязательств согласно настоящего Соглашения продляется на период, равный тому, в течение которого такие обстоятельства и /или их последствия остаются в силе.

6.2. Сторона, для которой сложилась невозможность исполнения обязательств, должна в течение 3 (трех) дней с момента наступления указанных обстоятельств, в письменной форме уведомить других Сторон.

6.3. Если эти обстоятельства длятся более, чем 180 дней, то каждая Сторона имеет право отменить настоящее Соглашение.

Статья 7. **АРБИТРАЖ**

7.1. Стороны будут стремиться улаживать все споры, разногласия и другие требования в дружественной манере через достижение взаимного соглашения между Сторонами. Все согласованные виды ответственности должны быть оформлены в письменной форме и должным образом заверены Сторонами.

7.2. Если Стороны не приходят к общему согласию, разногласия должны быть представлены для урегулирования Арбитражному суду в соответствии с предписанной юридической процедурой. Вознаграждения, назначенные судом, обязательны для компенсации виновной Стороной.

7.3. Судебные издержки, связанные с исследованием дела в суде, будет нести виновная Сторона.

Статья 8. **ЗАКЛЮЧИТЕЛЬНЫЕ ПОЛОЖЕНИЯ**

8.1. Все приложения к Соглашению - неотъемлемая часть этого Соглашения.

8.2. Все поправки и дополнения к настоящему Соглашению имеют силу только если сделаны в письменной форме и подписаны людьми, уполномоченными обеими Сторонами, чтобы это делать.

8.3. Условия и отдельные сроки существующего Соглашения будут в силе после того, как они были согласованы всеми Сторонами и зарегистрированы как приложения и дополнения к Соглашению.

8.4. Все уведомления и отчеты, посланные в соответствии с настоящим Соглашением, или в связи с этим должны быть представлены в письменной форме и/или переданы через линии связи с последующим принудительным обменом оригиналами.

8.5. Все отчеты, переданные Сторонами друг другу по факсу, имеют силу до тех пор, пока не произошел обмен оригиналами.

Статья 9. **ЮРИДИЧЕСКИЕ РЕКВИЗИТЫ СТОРОН**

A1. The Sahara Group, Inc., a Delaware, USA Corporation
Bank: Anglo-Irish Bank, Vienna, Austria
Legal Address:
6777 Camp Bowie, Suite 332
Fort Worth, Texas, USA 76116

A2. Международный Интеграционный Нефтегазостроительный
Синдикат «МИННЕФТЕГАЗСТРОЙ»
ИНН 7714271263; КПП 7711401001;
валютный счет № 40703840300102002532
ОАО «МИнБ», БИК 044525600
Юридический адрес:
123007, Москва, 1-я Магистральная ул. 25А стр. 1

Настоящее Соглашение подписано 07 декабря 2004 г. и составлено по одному экземпляру для каждой Стороны, который должен храниться у ответственного лица каждой из Сторон.

Подписи Сторон:

«Сахара Групп»:

Русбек Бисултанов, Президент и Председатель Правления

John R. Taylor, Вице-президент - Управляющий

David A. Christian, Вице-президент - Правительственные Дела

Международный Интеграционный Нефтегазостроительный Синдикат «МИННЕФТЕГАЗСТРОЙ»

Геннадий Иосифович Шмаль, Президент

Яхъя Имранович Алибеков, Генеральный директор